UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

April 13, 2026

Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 001-39050

Delaware	45-3361983
State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

1825 South Grant Street, Suite 850
San Mateo, CA	94402
Address of Principal Executive Offices	Zip Code

(650) 810-8823

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2026, the board of directors (the “Board”) of Oportun Financial Corporation (the “Company”) appointed Doug Bland as Chief Executive Officer and principal executive officer of the Company, effective as of April 20, 2026 (the “Effective Date”). In addition, Mr. Bland was appointed as a Class III director, effective as of the Effective Date.

Kathleen Layton and Gaurav Rana, the two members of the joint Office of the CEO of the Company and co-principal executive officers of the Company, will no longer serve in those roles, effective as of immediately prior to the Effective Date. Ms. Layton will continue in her current role as the Company’s Chief Legal Officer and Mr. Rana will continue in his current role as the Company’s Senior Vice President, General Manager, Lending.

Doug Bland, 58, has been serving on the board of directors of WebBank, a leading bank-as-a-service institution, since September 2025 and Creditly, Inc., an AI-driven financial wellness fintech, since April 2025. Concurrent with joining Oportun and its Board, Mr. Bland will step down from the board of WebBank. From September 2017 until July 2024, Mr. Bland served in various positions at PayPal, Inc., most recently as SVP & General Manager, Consumer Business. Mr. Bland also served as the President and Chief Operating Officer of Swift Financial, a venture-backed small business lender, from 2015 until it was acquired by PayPal in 2017. From 2004 to 2015, Mr. Bland served in various roles at Bank of America, most recently as SVP, Small Business Products and Risk. Mr. Bland received an M.B.A. from the University of Arkansas at Little Rock and a B.A. from Hendrix College.

Bland Offer Letter

The Company has entered into an offer of employment with Mr. Bland dated April 15, 2026 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Bland will be paid an annual base salary of $750,000, and will be eligible to receive an annual bonus, with a target opportunity of 125% of his base salary, based on achievement of performance goals set by the Compensation and Leadership Committee of the Board (the “Compensation Committee”) in their sole discretion. However, his annual bonus for the Company’s 2026 fiscal year, if earned, will be prorated based on the number of days he is employed during the fiscal year if his employment commences after April 20, 2026.

Mr. Bland will receive a cash signing bonus of $500,000, which will vest and be paid in four equal quarterly installments of $125,000 subject to Mr. Bland’s continuing employment. If, prior to the first anniversary of the Effective Date, Mr. Bland ceases employment for any reason other than due to a Qualifying Termination (as defined in the Company’s Executive Severance and Change in Control Policy (the “Severance Plan”), which has been filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K (File No. 001-39050) (the “Form 10-K”)) he will not receive any unvested portion of the signing bonus. If, prior to the first anniversary of the Effective Date, Mr. Bland ceases employment due to a Qualifying Termination, he will receive any then-unpaid portion of the signing bonus.

In addition, as an inducement material to him entering into employment with the Company, Mr. Bland will be granted a long-term new hire equity award with a total target grant date value of $5,000,000, with approximately 50% of the target value allocated to restricted stock units (“RSUs”) and 50% of the target value allocated to performance-vesting RSUs (“PSUs”). The RSUs will vest as to one-third of the award on the one year anniversary of the grant date and as to the remaining two-thirds of the award in eight substantially equal quarterly installments, such that the RSUs will be fully vested on the third anniversary of the grant date, subject in all cases to Mr. Bland remaining employed with the Company through the relevant vesting dates. The PSUs will have the same performance goals and vesting terms as the grants made to the Company’s other officers for the fiscal year 2026 to 2028 performance period and are therefore eligible to vest after the end of the three-year performance period based on a combination of the Company’s Economic ROA (as defined in the PSU Award Agreement (the “PSU Award Agreement”), a form of which has been filed as Exhibit 10.3 and incorporated herein by reference) and the Company’s relative total stockholder return performance against the Russell 3000 Index over the three-year period, subject to earlier vesting upon certain termination and change in control events. Actual vesting of the PSUs may range from 0% to 156% of the amount of the target PSUs. The RSU and PSU awards will be granted under and subject to the terms of the Inducement Plan (as defined below), which has been filed as Exhibit 10.2. The RSU awards will be further subject to the terms of an RSU Award Agreement, a form of which has been filed in Exhibit 10.2 and the PSU awards will be further subject to the terms of the PSU Award Agreement.

The RSU and PSU awards described above will be granted on or about June 10, 2026, which is the Company’s first regular quarterly grant date after Mr. Bland commences employment. The number of shares subject to each of the RSU and PSU awards (at target performance level) will be calculated by dividing the target grant date value by the average trading price of the Company’s common stock during the 30 days preceding the grant date.

Mr. Bland will also be granted a long-term cash retention award of $500,000 that will vest in three equal annual installments subject to Mr. Bland’s continuing employment.

The Offer Letter provides that Mr. Bland will be eligible to participate in the Company’s Severance Plan, a copy of which has been filed as Exhibit 10.9 to the Form 10-K.

Mr. Bland will enter into the Company’s standard form of indemnity agreement, a copy of which has been filed as Exhibit 10.1 to the Form 10-K.

There are no other arrangements or understandings between Mr. Bland and any other persons pursuant to which Mr. Bland was appointed as Chief Executive Officer or a director of the Company. There are no family relationships between Mr. Bland and any director or executive officer of the Company, and Mr. Bland does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is not intended to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Amendment to 2021 Inducement Equity Incentive Plan

On April 13, 2026, the Compensation Committee approved an amendment to the Company’s Amended and Restated 2021 Inducement Equity Incentive Plan (as amended, the “Inducement Plan”), effective as of the Effective Date, to increase the number of shares of the Company’s common stock reserved for issuance pursuant to Awards (as defined below) by 1,200,000 shares. After taking into account the amendment to the Inducement Plan, an aggregate of 2,305,000 shares of the Company’s common stock have been reserved for issuance pursuant to Awards under the Inducement Plan, 1,664,510 of which remain available for the future grant of Awards under the Inducement Plan. Mr. Bland’s RSU and PSU awards described above will be granted from this pool.

The amendment to the Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. An “Award” is any right to receive shares of the Company’s common stock or other property pursuant to the Inducement Plan, including nonstatutory stock options, restricted stock awards and restricted stock unit awards (including performance-vesting restricted stock unit awards). Awards under the Inducement Plan may only be made to individuals not previously employees or directors of the Company, or who are returning to employment following a bona fide period of non-employment with the Company, in each case as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules.

The foregoing description of the Inducement Plan is not intended to be complete and is qualified in its entirety by reference to the Inducement Plan, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 8.01. Other Events

On April 16, 2026, the Company issued a press release announcing Mr. Bland’s appointment as the Company’s Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

10.1*	Offer Letter with Doug Bland, dated April 15, 2026

10.2	Amended and Restated 2021 Inducement Equity Incentive Plan, and Form of RSU Award Agreement

10.3	Form of Performance-Based RSU Award Agreement under the Amended and Restated 2021 Inducement Equity Incentive Plan

99.1	Press Release dated April 16, 2026

104	Cover Page Interactive Data File embedded within the Inline XBRL document

*

Certain portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION (Registrant)

Date: April 16, 2026	By:	/s/ Kathleen Layton
Kathleen Layton
Chief Legal Officer and Corporate Secretary